Exhibit 99.1

Rigel Names Anne-Marie Duliege, M.D., M.S. As Chief Medical Officer

Elliott Grossbard, M.D. Retires; Continues Advising on Fostamatinib in the ITP Program

SOUTH SAN FRANCISCO, Calif., March 8, 2016 — Rigel Pharmaceuticals, Inc. (Nasdaq: RIGL) today announced the appointment of Anne-Marie Duliege, M.D., M.S. to the role of chief medical officer, replacing Elliott Grossbard, M.D., who is retiring from that position after 14 years with the company.  Dr. Grossbard will remain with the company, advising on the new drug application (NDA) filing and regulatory strategy for fostamatinib in immune thrombocytopenic purpura (ITP).

“We feel very fortunate to have Anne-Marie join Rigel’s management team.  Her experience overseeing hematology product approvals will be put to immediate use at this crucial stage in our fostamatinib program, and she will play a significant role in the advancement of our entire product pipeline,” said Raul Rodriguez, president and chief executive officer of Rigel. “We are very grateful for the many contributions that Elliott has made to Rigel and our product development programs, and we continue to rely on him as we file and manage the NDA for fostamatinib in ITP,” he added.

Dr. Duliege has extensive experience in the biopharmaceutical industry, including having held leadership positions in clinical research and development at Genentech, Inc. and Chiron Corporation, and most recently serving as chief of strategic development and head of immuno-oncology at ChemoCentryx, Inc.  From 2004 to 2013, she was a member of the executive team at Affymax, Inc. where she was responsible for providing critical pipeline development results in support of that company’s initial public offering and follow-on public offerings, as well as business development projects, including a major partnership with Takeda, Inc.  She ultimately held the position of chief medical officer and head of research and clinical development at Affymax, having grown the clinical development organization and successfully managed the development of its first marketed product through international clinical studies, resulting in NDA approval by the FDA. In that role, she was responsible for working closely with the FDA on product label and post-marketing requirements, as well as the strategy and implementation of significant post-launch epidemiological studies.

Dr. Duliege received her Doctorate of Medicine and her certification in Pediatrics from Paris Medical School, where she also received an M.S. in Biostatistics, and holds an M.S. in Epidemiology from the Harvard School of Public Health. She is an Adjunct Clinical Assistant Professor at Stanford’s School of Medicine and the Lucile Packard Children’s Hospital. She also serves on the board of CIRM, the California Institute for Regenerative Medicine.

About Rigel (www.rigel.com)

Rigel Pharmaceuticals, Inc. is a clinical-stage biotechnology company dedicated to the discovery and development of novel, targeted drugs in the therapeutic areas of immunology, oncology and immuno-oncology. Rigel’s pioneering research focuses on signaling pathways that are critical to disease mechanisms. The company’s current clinical programs include fostamatinib, an oral spleen tyrosine kinase (SYK) inhibitor, which is in Phase 3 clinical trials for ITP; a Phase 2 clinical trial for autoimmune hemolytic anemia (AIHA); and a Phase 2 clinical trial for IgA nephropathy (IgAN). In addition, Rigel has two oncology product candidates in Phase 1 development with partners BerGenBio AS and Daiichi Sankyo.

This press release contains “forward-looking” statements, including, without limitation, statements related to Rigel’s clinical development plans, including the timing, design and nature of planned clinical trials and the timing and nature of results of those trials. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “planned,” “will,” “may,” “expect,” and similar expressions are intended to identify these forward-looking statements.  These forward-looking statements are based on Rigel’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, the availability of resources to develop Rigel’s product candidates, Rigel’s need for additional capital in the future to sufficiently fund Rigel’s operations and research, the uncertain timing of completion of and the success of clinical trials, market competition, risks associated with and Rigel’s dependence on Rigel’s corporate partnerships, as well as other risks detailed from time to time in Rigel’s reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. Rigel does not undertake any obligation to update forward-looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.

#                              #                              #

Contact: Raul Rodriguez
Phone: 650.624.1302
Email: invrel@rigel.com

Media Contact: Susan C. Rogers, Rivily, Inc.
Phone: 650.430.3777
Email: susan@rivily.com